Exhibit 21
MDC PARTNERS INC.

SUBSIDIARIES OF THE REGISTRANT

HOLDING COMPANIES Name	Jurisdiction of Incorporation/Formation
KBP Holdings LLC	Delaware
Maxxcom Inc.	Delaware
Maxxcom Global Media LLC	Delaware
Maxxcom (USA) Holdings Inc.	Delaware
Maxxcom (USA) Finance Company	Delaware
MDC Acquisition Inc.	Delaware
MDC Corporate (US) Inc.	Delaware
MDC Partners UK Holdings Limited	United Kingdom
SML Partners Holdings LLC	Delaware
TC Acquisition Inc.	Delaware
6degrees Integrated Communications Corp.	Ontario
72 and Sunny NL B.V.	The Netherlands
72 and Sunny Partners LLC	Delaware
72 and Sunny Entertainment LLC	Delaware
939 GP Inc.	Ontario
Accent Marketing Services, L.L.C.	Delaware
Accumark Partners Inc.	Ontario
Active Events LLC	Delaware
Albion Brand Communication Limited	United Kingdom
Allison Partners Limited (Hong Kong)	Hong Kong
Allison & Partners LLC	Delaware
Allison & Partners Singapore Pte Ltd	Singapore
Allison & Partners UK Limited	United Kingdom
Allison PR (Beijing) Ltd.	China
Anomaly B.V.	The Netherlands
Anomaly Inc.	Ontario
Anomaly London LLP	United Kingdom
Anomaly Partners LLC	Delaware
Anomaly Shanghai Advertising Co., Ltd.	China
Attention Partners LLC	Delaware
Boom Marketing Inc.	Ontario
Bruce Mau Design Inc.	Ontario
Bryan Mills Iradesso Corp.	Ontario
Capital C Partners LP	Ontario
Company C Communications LLC	Delaware
Concentric Partners LLC	Delaware
Clifford/Bratskeir Public Relations LLC	Delaware
Colle & McVoy LLC	Delaware
CP&B – Crispin Porter & Bogusky Brasil Publicidade e Participacao Ltda.	Brazil

Crispin Porter & Bogusky Europe AB	Sweden
Crispin Porter & Bogusky (Hong Kong) Limited	Hong Kong
Crispin Porter & Bogusky Limited	United Kingdom
Crispin Porter & Bogusky LLC	Delaware
Crispin Porter & Bogusky (Nova Scotia) Co.	Nova Scotia
Doner Partners LLC	Delaware
Dotbox LLC	Delaware
Dotglu, LLC	Delaware
Expecting Productions, LLC	California
Gale43 Partners LP	Ontario
Hello Design, LLC	California
henderson bas partnership	Ontario
HL Group Partners LLC	Delaware
HPR Partners LLC	Delaware
Hudson and Sunset Media LLC (f/k/a Shout Media LLC)	Delaware
Hunter PR UK Limited	United Kingdom
Kbs+p Atlanta LLC (f/k/a Fletcher Martin LLC)	Delaware
Kbs+p Canada LP	Ontario
KBS+P Ventures LLC
KBS (Hong Kong) Limited	Hong Kong
KBS (Shanghai) Advertising Co. Ltd.	China
Kenna Communications LP	Ontario
Kingsdale Partners LP	Ontario
Kirshenbaum Bond Senecal & Partners LLC	Delaware
Kirshenbaum Bond & Partners West, LLC	Delaware
Kwittken & Company Limited	United Kingdom
Kwittken PR LLC	Delaware
Laird + Partners New York LLC	Delaware
LBN Partners LLC	Delaware
Legend PR Partners LLC	Delaware
Luntz Global Partners LLC	Delaware
MDC Canada GP Inc.	Ontario
MDC Innovation Partners LLC (d/b/a Spies & Assassins)	Delaware
MDC Travel Inc.	Delaware
Margeotes Fertitta Powell LLC	Delaware
Mono Advertising LLC	Delaware
Northstar Research Partners Inc.	Ontario
Northstar Research Partners (USA) LLC	Delaware
Plus Productions, LLC	Delaware
Redscout Ltd.	United Kingdom
Redscout LLC	Delaware
Relevent Partners LLC	Delaware
Rumble Fox LLC	Delaware
Skinny NYC LLC	Delaware
Sloane & Company LLC	Delaware
Source Marketing, LLC	New York

Spurgeon Communications LLC	Delaware
Sugar Daddy Development, LLC	Delaware
TargetCast LLC	Delaware
TargetCom, LLC	Delaware
The Arsenal LLC (f/k/a Team Holdings LLC)	Delaware
The House Worldwide Limited	United Kingdom
The Path Worldwide Limited	United Kingdom
Trade X Partners LLC	Delaware
Trailer Productions, LLC	California
Union Advertising Canada LP	Ontario
Veritas Communications Inc.	Ontario
Varick Media Management LLC	Delaware
Vitro Partners LLC	Delaware
VitroRobertson LLC	Delaware
Walker Brook Capital LLC	Delaware
Yamamoto Moss Mackenzie Inc.	Delaware
Zyman Group, LLC	Delaware